SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is entered into this 7th day of July, 2011, between APPLIED POWER CONCEPTS, INC., a California corporation (“APC”), and BluFlow Technologies, Inc., a Delaware Corporation (“the COMPANY”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, COMPANY is engaged in the research, development, commercialization, distribution and sale of commercial pollution remediation products and desires to engage APC to provide certain additional services including, but not limited to, process development, design and limited prototype manufacture of specific products; and

WHEREAS, APC has the facilities and the expertise and desires to assist COMPANY with the development of the process and production of the products for COMPANY.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

1.        Definitions.

1.1           Affiliate shall mean any person, joint venture, partnership, corporation, trust, unincorporated organization or other entity that, directly or indirectly, controls, is controlled by, or is under common control with another party.

1.2           Equipment Schedule shall mean the list of equipment related to the process that COMPANY owns that may be deployed at APC.

1.3           Process shall mean that process for the development of the Product [****]  as related to the COMPANY’s process as agreed between the parties.

1.4           Patents shall mean any patent or patent application, together with any division, reissue, continuation, continuation-in-part and/or addition thereof as well as improvements thereto, and any and all foreign counterparts thereof, which cover or claim Technology or any Product, or any use thereof, or the process, design or methodology for manufacturing any Product.

1.5           Product shall mean the following: [****]

1.6           Payment Schedule shall mean the schedule of payments attached as Schedule A hereto and modified by agreement periodically.

1.7           Technology shall mean all know-how, chemical formulas, formulations, drawings, sketches, configurations, models, prototypes, machines, equipment, designs, concepts, schematics, layouts, inventions, processes, methodology, works of authorship, software (including the source code thereof), ideas and concepts and any other information disclosed to APC by COMPANY or developed, improved or modified hereunder by APC and used in the design, development, modification, improvement or manufacture of the Products.

2.        Product Processing or Process Development.

2.1           APC’s Obligations.  APC will use its best efforts to develop a commercially viable Process and to produce the Products and to cooperate with COMPANY in bringing the Products to a cost effective production Process.  APC shall supply sufficient for the development of the Process or the production of the Product according to the Process.  APC will provide technology advice to improve the Process.

2.2           COMPANY’s Obligations.  COMPANY will provide the original Process for production of the Products.  When any of COMPANY’s employees are at APC they shall follow all the safety procedures and other rules required for the safe and secure operation of the APC facility as defined by APC.  COMPANY’s employees will be covered by insurance of the COMPANY for any liability associated with actions while at the APC facility.

2.3           Technical Support.  APC shall provide a level of technical support reasonably necessary to enable COMPANY to bring the Products to commercial production.  COMPANY shall pay all reasonable out-of-pocket expenses of APC in performing the support.  COMPANY shall further pay APC the hourly rates for work performed by APC personnel as agreed between APC and COMPANY from time to time.  APC shall provide to COMPANY estimates, in advance, of expenses and will not exceed such estimates without COMPANY’s written consent.

2.4           Competitive Development.  During the term of this Agreement, and any mutually agreed upon extensions hereof, APC agrees that, except with the consent of COMPANY, it shall not undertake, or contract with other parties to perform development work which would result in the creation of a nanoparticle product which competes with the Product.

2.5           Termination.  COMPANY may, at any time, terminate the production of Products by APC and shall be liable for those payments that have accrued.  At time of such termination, all rights, ownership and other items transferred to APC by COMPANY shall revert to COMPANY. Any items purchased by COMPANY on behalf of APC for production of Products shall be returned to the COMPANY at no cost to APC. COMPANY shall reimburse APC for removal of all of its equipment at no cost to APC and return the facility locations where the equipment was operated to the original state.

3.        Payments and Other Consideration.

3.1           Periodic Payments.  COMPANY shall pay to APC for production of the Products and improvements in the Process the amounts and at the times set forth on the Payment Schedule.

3.2           Costs and Expenses.  All costs and expenses of APC incurred in carrying out its obligations hereunder shall initially be borne by APC unless mutually agreed otherwise, and the monetary liability of COMPANY with respect to APC’s production of the Products shall be to make the payments set forth on the Payment Schedule.  Such payments to APC shall be made within 15 days of the invoice date.

4.        Ownership of Technology, Patent Rights.

APC hereby agree that COMPANY shall be the lawful owner, ab initio, of all Technology developed hereunder and hereby assigns to COMPANY all of its right, title and interest in such Technology when and as developed, including any such Technology developed by APC in preparation for the work to be performed hereunder.  To the extent any such Technology constitutes works of authorship, APC hereby acknowledge that such works of authorship are “works made for hire” as that term is defined in the United States Copyright Act.  Any invention, development, modification or improvement conceived or made by APC that is embodied in, or is desirable in, the Products shall immediately be disclosed by APC to COMPANY and shall (without any further action by any party) become Technology subject to this Agreement. APC hereby agrees that all employees, consultants and agents of APC who conduct any work hereunder shall execute an appropriate proprietary rights agreement assigning all right in Technology, and any Patents relating thereto, to COMPANY.  Such agreements shall also provide that such employees, consultants or agents shall execute appropriate documents so that APC can carry out its obligations under paragraph 5.1 below and shall further provide that such employees, consultants or agents shall maintain information in confidence as set forth in paragraph 7 below.

5.        Patent Matters.

5.1           Patent Filings.  APC shall execute, and shall have all of its employees, consultants and agents execute, all certificates, instruments and other documents necessary to perfect COMPANY ownership interest in the Technology and any Patents arising therefrom.  COMPANY may, in its sole discretion, file an application for patent on each invention included in the Technology, in the United States and any other country designated by COMPANY.

5.2           Assistance.  In connection with any investigation or suit related to the proprietary rights in the Technology, APC shall, if requested, cooperate with COMPANY and provide reasonable assistance such as making available to COMPANY laboratory notebooks, technical information, data, witnesses and the like.

6.        Duration and Termination.

6.1           Term of Agreement.  This Agreement shall terminate based on agreement between the parties or by COMPANY as in section 2.5.

6.2           Default Termination.  In the event that either party defaults or is in breach of any of the provisions of this Agreement, the other party may terminate this Agreement by giving the defaulting or breaching party sixty (60) days’ advance written notice thereof; provided, however, that if the defaulting or breaching party cures said default or breach within the sixty (60) day period referred to, this Agreement shall continue in full force and effect as if such default or breach had not occurred.

6.3           Insolvency Termination.  In the event either party shall go into liquidation, or have a receiver or trustee appointed for its property or estate, or shall make an assignment for the benefit of creditors, whether any of the aforesaid events be the outcome of a voluntary act or otherwise, the other party shall be entitled by notice to terminate this Agreement forthwith.

6.4           Continuing Obligations.  In the event of the termination of this Agreement for any reason, COMPANY shall not be relieved of its duty and obligation to pay any additional payments and to make any other payments that may have accrued up to the effective date of such termination.  The obligations of paragraph 7 shall survive the termination of this Agreement.

7.        Confidential Information.

APC, including all employees of APC and any and all contractors, sub-contractors or third parties engaged by APC, and COMPANY agree to maintain in confidence and not to use for any purposes other than those contemplated by this Agreement, any confidential or proprietary information received from the other party, or developed hereunder (“Confidential Information”).  Confidential Information includes, but is not limited to, trade secrets, marketing plans, blueprints, schematics, designs, techniques, processes, procedures and formulae related to the Technology and/or Products.  APC and COMPANY will take reasonable measures to maintain the secrecy of the Confidential Information, but not less than the standard of care and measures which each party uses to protect its confidential information of similar type.  However, this confidentiality obligation shall not extend to information which: (i) was in possession of, or was known by the party seeking to disclose it prior to its receipt from the other party or development hereunder as shown by its records and files; (ii) is or becomes public knowledge without the fault of the party seeking to disclose it; or (iii) is received from a source other than the other party without the breach of any confidentiality provisions.

8.        Miscellaneous.

8.1           Force Majeure.  Neither party shall be liable for failures or delays in performance hereunder due to fire, explosion, breakdown of plant, lockout, labor dispute, casualty or accident, lack or failure of source of supply of labor, raw materials, power or supplies, acts of God or the public enemy, interference by civil or military authority, compliance with laws of the United States of America or of any other governmental authority, or any other cause beyond the control of the party in question.

8.2           Paragraph Headings.  The paragraph headings used in this Agreement are for purposes of convenience only.  They shall not be construed to limit or extend the meaning of any part of this Agreement.

8.3           Notices.  Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement shall be in writing and shall be either personally served or mailed in the United States mails, certified, return receipt requested, postage prepaid, addressed to the party to be served with the copies indicated below, at the last address given by that party to the other under the provisions of this section.  All such communications shall be deemed delivered at the earlier of actual receipt or three (3) business days following mailing as aforesaid.

COMPANY:	BluFlow Technologies, Inc.
430 Park Avenue
Suite 702
New York, NY 10022
Attn: Joseph Sierchio, Esq.

APC:	411 E. Julianna Street
Anaheim, CA 92801
Attn: President

8.4           Binding Effect.  APC and COMPANY hereby affirm that the signatories to this Agreement have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder and that all the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

8.5           Entire Agreement.  This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any prior understanding, agreement or statement, written or oral, with respect to the same.  No provision of the Agreement shall be construed to confer any rights or remedies on any person other than parties hereto

8.6           California Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

8.7           Time of the Essence.  Time is of the essence in the performance of each and every provision of this Agreement.

8.8           Dispute Resolution, Arbitration.  In the event the parties are unable to resolve a disagreement concerning any matter under this Agreement, either party by written notice to the other may have the disagreement referred to the Chief Executive Officers of COMPANY and APC for good faith resolution.  In the event the Chief Executive Officers fail to resolve the matter within thirty (30) days after the matter is referred to them for resolution, either party may initiate arbitration proceedings to resolve the matter pursuant to this paragraph 8.8.

Any controversy concerning the interpretation of this Agreement, or any breach thereof, shall be settled by final and binding arbitration in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the party against which the award is entered.  The arbitration shall be conducted in Orange County, California.  The parties hereto agree that the service of any notice in the course of such arbitration at the respective addresses as provided for in paragraph 8.3 shall be valid and binding.  Any such arbitration proceeding shall be heard before a panel of three arbitrators, one to be designated by each party, and a third to be agreed upon by the other two; provided, however, that if the two party-appointed arbitrators are unable to agree on a third arbitrator within thirty (30) days after the second arbitrator is appointed, the third arbitrator shall be selected by the American Arbitration Association.

8.9           Assignment.  This Agreement shall not be assignable by either party without the consent of the other, which shall not be unreasonably withheld, provided, however, that COMPANY may assign its rights and obligations hereunder to any entity assuming the business of manufacturing and/or selling Products, as well as in the event of any merger, sale of substantially all its assets, sale of stock or other reorganization.

8.10         Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

8.11         Modification.  This Agreement, and the Exhibits hereto, shall not be modified except by a writing signed on behalf of each of the parties hereto.

8.12         Severability.  If any term, provision, covenant or condition of this Agreement is found by a court of competent jurisdiction to be invalid, void or unenforceable, then such term, provision, covenant or condition shall be deemed to be stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated thereby.

8.13         Independent Contractor Status, No Agency.  APC’s and COMPANY’s activities hereunder shall be conducted as independent contractors and no agency relationship shall exist between the parties.

IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the date first written above.

APPLIED POWER CONCEPTS, INC.

By:
Tracy Palmer, President

COMPANY

By:
Meetesh Patel, President & CEO

This is Schedule A to the Services Agreement Dated July 7, 2011
Entered Into Between APC and the Company

Payment Schedule
Work to be performed by APC will be suggested in protocols submitted to Company at a not to exceed price with tasks and deliverable enumerated.  Each such protocol, when approved in writing by the Company will be carried out by APC and billed on a monthly basis.  The cost of each protocol will be determined by APC by the application of the following schedule of hourly rates that include overhead (insurances, utilities, permits, existing equipment, etc.).  Any specific equipment or other out-of-pocket charges (disposable chemicals, chromatography columns, etc.) will be listed separately.

Hourly Rates
Time for W.A. Farone	$	[	****]
Senior Chemists/Engineer	$	[	****]
Chemist/Engineer	$	[	****]
Technician/Pilot Plant	$	[	****]
Utility/Clerical	$	[	****]

Performance Bonus
In addition to the above hourly rates, subject to the execution and delivery of the Services Agreement and a definitive Stock Option Agreement, which shall be subject to the COMPANY’s 2011 Long-Term Incentive Plan, between APC and the COMPANY, APC shall receive a total of [****] options (the “Options”) to purchase up to an aggregate of [****] shares of the COMPANY’s common stock at a per share price of $[****]. The Options are subject to and shall have such further restrictions, vesting requirements and exercise provisions as are set forth in the Stock Option Agreement. Subject to any required action by the shareholders of the COMPANY, the number of option shares and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the COMPANY; provided however that the conversion of any convertible securities of the COMPANY shall not be deemed having been “effected without receipt of consideration by the COMPANY”. Subject to the foregoing the Options shall vest as follows:

1. [****] Options shall vest when APC [****] if such work is completed within 90 days of entering into the Services Agreement.

2. [****] Options shall vest if APC delivers a working prototype within [****] from entering into this Services Agreement.

3. [****] Options shall vest when APC demonstrates the ability to produce [****] on a commercial basis at less than $[****].

4. [****] Options shall vest when APC demonstrates the ability to produce [****] on a commercial basis at less than $[****].

5. [****] Options shall vest when APC introduces the COMPANY to one or more customers who purchase products from the COMPANY totaling no [****].

6. [****] Options shall vest when APC arranges for demonstrations of the COMPANY’s prototypes at [****].